EXHIBIT 3.a

                                   AMENDED AND
                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                             MTS SYSTEMS CORPORATION

                             -----------------------


                                    ARTICLE I

         The name of this corporation shall be MTS SYSTEMS CORPORATION.

                                   ARTICLE II

         The purpose of this corporation shall be:

         (a) To engage in the research, experimentation, development, designing, production, manufacturing, compounding, processing, fabrication, application, utilization, installation, repair, servicing, buying, selling, distributing, and dealing in and with test systems, structural loading systems, plastics and plastic materials, chemicals, paper products, metals, electronic and electrical components and products, machinery, instruments, equipment, devices, implements, tools, and all other articles and products of commerce; and to engage in such incidental, convenient, or necessary functions as may be deemed advisable therewith, either within or without the State of Minnesota or the United States of America, or both;

         (b) To render consultative, engineering and expert advice and service to others;

         (c) To apply for, prosecute, acquire, own, employ, transfer, sell, license and otherwise deal in or with patents, trademarks, and copyrights relating in any manner to the business or activities of the corporation;

         (d) To deal in and distribute, either as principal or agent, and either as manufacturer, jobber, wholesaler or retailer, commodities, goods, wares and merchandise and other articles of every kind, character and description;

         (e) To acquire, own, hold, manage and operate either separately or as part of the business of this corporation, other businesses, firms, corporations or enterprises;

         (f) To acquire, hold, pledge, vote, sell and dispose of shares, bonds, securities and other evidences of indebtedness of any person or domestic or foreign corporation, firm or government, whether for the purpose of investment of the funds of this corporation or for the purpose of exercising control or management over the affairs of other persons, firms or corporations, or for both purposes;

         (g) To purchase, lease or otherwise acquire, to own, hold, manage, operate or employ, to mortgage, pledge, or otherwise encumber, and to sell, let, exchange or otherwise dispose of real property or personal property or mixed real and personal property;

         (h) To enter into partnerships, joint ventures, and agreements of all kinds with other persons, firms, partnerships and corporations;

         (i) To borrow money and secure credit upon such terms and security as may be deemed necessary or advantageous, and if deemed necessary or appropriate, to pledge or mortgage any or all of the assets of the corporation to secure such loan or credit;

         (j) To do any and all other acts and things in addition to those enumerated and specified above which may be advantageous, necessary, expedient or convenient to the conduct of the business or the attainment of the purposes of the corporation.

         The foregoing clauses and statement of purposes shall also be a statement of the powers of this corporation, but the declaration of purposes and powers herein set forth shall not be deemed to limit or restrict in any manner the powers of this corporation, which shall possess all of the powers bestowed upon or permitted to it by law which are not inconsistent with those set forth herein.

                                   ARTICLE III

         The duration of this corporation shall be perpetual.

                                   ARTICLE IV

         The location and post office address of this corporation in the State of Minnesota shall be at such place as may be designated for that purpose by the Board of Directors from time to time. Until some other place is so designated, the location and post office address of the office of this corporation is: 14000 Technology Drive, Eden Prairie, Minnesota 55344-2290.

                                    ARTICLE V

         The amount of stated capital with which this corporation will begin business will be not less than $1,000.00.

                                   ARTICLE VI

         The number of shares of the total authorized capital stock of the corporation shall be thirty-two million (32,000,000), all of which are common shares of capital stock. Each common share of capital stock shall have the par value of twenty-five cents ($.25). Each share shall entitle the holder thereof to one vote for each share held by the shareholder, but shareholders shall have no pre-emptive right to subscribe for or purchase securities of the corporation; and all shares shall be equal in all respects and shall conver equal rights upon the holders thereof, including equal rights in and to dividends and distributions and upon dissolution.

                                   ARTICLE VII

         Section 1. The management and conduct of the business of this corporation shall be vested in a Board of Directors and in such officers and agents as may be elected or designated by the Board of Directors. Such officers and agents shall have the authority and duties in the management of the business of the corporation as may be prescribed in the By-Laws, or, in the absence of a controlling provision therein, as determined by the Board of Directors.

         Section 2. The Board of Directors shall consist of such number of Directors, not less than three, as shall be stated in the By-Laws, or, in the absence of a controlling provision therein, as determined by the shareholders at any annual meeting or meeting called for the purpose of electing a Director or Directors.

         Section 3. The terms of office of the Directors of this corporation shall be for one year and until their respective successors are elected and qualified except that the terms of office of the Directors named herein shall be for the period stated herein subject to the right of the shareholders to remove any of said Directors in the manner provided by statute prior to the end of their respective terms and thereupon to elect a new Director or Directors for the remainder of such term or terms.

         Section 4. The Board of Directors shall have the power and authority to fill any vacancy caused by the death, resignation or inability to serve of any director. Newly created directorships resulting from an increase in the authorized number of directors by action of the board of directors may be filled by a two-thirds vote of the directors serving at the time of such increase.

                                  ARTICLE VIII

         Section 1. The Board of Directors shall have the general management and control of the business and affairs of this corporation and shall exercise all of the powers that may be exercised or performed by this corporation. The Board of Directors shall have the power and authority to delegate such duties, power and authority relating to the management and conduct of the business and affairs of this corporation to such officers and agents elected or designated by it as it may deem proper or appropriate, and as may be permitted by the By-Laws or applicable statutes or laws.

         Section 2. The Board of Directors shall have the authority to accept or reject subscriptions for shares made before or after incorporation, and may grant rights to convert any securities of this corporation into shares of any class or classes or grant options to purchase or subscribe for shares or other securities of the corporation. The Board of Directors shall from time to time fix and determine the consideration for which the corporation shall issue and sell its shares, and also the dividends to be paid by the corporation upon its shares.

         Section 3. The Board of Directors shall have the authority to make and alter the By-Laws, subject to the power of the shareholders to change or repeal such By-Laws.

                                   ARTICLE IX

         The holders of a majority of the outstanding voting shares of capital stock of this corporation shall have power to authorize the sale, lease, exchange or other disposition of all or substantially all of the property and assets of this corporation, including its good will, to amend the Articles of Incorporation of this corporation, and to adopt or reject an agreement of consolidation or merger.

                                    ARTICLE X

         No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under sections 302A.559 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derived any improper personal benefit; or (v) for any act or omission occurring prior to the date when this provision becomes effective.

         The provision of this Article shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director which has not been eliminated by the provisions of this Article.

         If the Minnesota Statutes hereafter are amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the amended Minnesota Statutes.